UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-263759

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13241 Bartram Park Blvd., Suite 2401, Jacksonville, Florida 32258

(Address of principal executive offices, including zip code)

(302) 752-2688

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01.	Changes in Registrant’s Certifying Accountant.

Dismissal of Warren Averett, LLC

(a) On January 20, 2023, Shepherd’s Finance, LLC (the “Registrant”) dismissed Warren Averett, LLC (“Warren Averett”) as its independent registered public accounting firm to audit the Registrant’s financial statements, to be effective after the audit of the fiscal year ended December 31, 2022. The dismissal of Warren Averett was approved by the Audit Committee of the Registrant’s Board of Managers (the “Audit Committee”). The decision of dismissal was due to Warren Averett informing the Registrant that it is transitioning away from conducting audits of public companies.

Warren Averett’s audit report on the Registrant’s financial statements for each of the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant’s two most recent fiscal years and the subsequent interim period through January 20, 2023, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to that Item) with Warren Averett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Warren Averett would have caused it to make reference to the subject matter of the disagreement in connection with its report, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Registrant has provided Warren Averett with a copy of the disclosure made in response to this Item 4.01 and has requested that Warren Averett provide a letter addressed to the Securities and Exchange Commission confirming their agreement with the disclosure contained herein. Pursuant to the request, Warren Averett has provided the letter attached hereto as Exhibit 16.1.

Engagement of HORNE LLP

(b) On January 20, 2023, the Registrant engaged HORNE LLP (“HORNE”) as its new independent registered public accounting firm to audit the Registrant’s financial statements for the fiscal year ending December 31, 2023. The engagement of HORNE was approved by Audit Committee.

During the Registrant’s two most recent fiscal years and the subsequent interim period through January 20, 2023, neither the Registrant nor anyone on its behalf consulted with HORNE regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report nor oral advice was provided to the Registrant that HORNE concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from Warren Averett, LLC to the Securities and Exchange Commission dated January 26, 2023

104	Cover page interactive data file (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shepherd’s Finance, LLC

Date: January 26, 2023	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager